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                                                                     EXHIBIT 5.1




                             PILLSBURY WINTHROP LLP
                      10250 Constellation Blvd., 21st Floor
                           Los Angeles, CA 90067-6221

                                 July 27, 2004

PeopleSupport, Inc.
1100 Glendon Ave., Suite 1250
Los Angeles, CA 90024

     Re: Registration Statement on Form S-1


Ladies and Gentlemen:

        We are acting as counsel for PeopleSupport, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-115328) relating to the registration under the Securities Act of 1933 (the "Act") of 7,840,909 shares of Common Stock, par value $.001 per share (the "Common Stock") of the Company, of which 4,893,182 authorized but heretofore unissued shares (including 347,727 shares subject to the underwriters' over-allotment option) are to be offered and sold by the Company and 2,947,727 shares (including 675,000 shares subject to the underwriters' over-allotment option) are to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")


        We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (ii) the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and legally issued and are fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware (including the statutory provisions of the General Corporation Law of the State of Delaware and also all applicable provisions of the Delaware Constitution and reported decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution).

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                            Very truly yours,



                                        /s/ PILLSBURY WINTHROP LLP